UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 22, 2011

GCI, Inc.
(Exact name of registrant as specified in its charter)

State of Alaska	000-05890	91-1820757
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 Denali Street, Suite 1000, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                 Entry into a Material Definitive Agreement

The information set forth in Item 2.03 is incorporated in this Item 1.01 by reference.

Section 2 – Financial Information

Item 2.03                 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 22, 2011, GCI Holdings, Inc. (“Holdings”), a wholly owned subsidiary of the registrant, entered into an Add-On Term Loan Supplement No. 2 (the “Supplement”) to the Second Amended and Restated Credit and Guarantee Agreement, dated as of January 29, 2010, among Holdings, GCI, Inc., the subsidiary guarantors party thereto, the lenders party thereto, Credit Agricole Corporate and Investment Bank (f/k/a Calyon New York Branch), as administrative agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and the other Agents named therein.  The Supplement provides for an additional $25 million term loan with an initial interest rate of LIBOR plus 2.5%, payable in accordance with the terms of the Credit Agreement.  Holdings intends to use the $25 million term loan proceeds for general corporate purposes and to pay down outstanding revolving loans under the Credit Agreement, thus increasing availability under the revolving portion of the Credit Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.                Description

10.191                      Add-On Term Loan Supplement No. 2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.

Date: July 26, 2011	By:	/s/ John M. Lowber
Name: John M. Lowber
Title: Secretary, Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.                Description

10.191                      Add-On Term Loan Supplement No. 2